Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of Sarbanes-Oxley Act of 2002

I, Robert Stevanovski, the Principal Executive Officer of WorldGate Communications, Inc., hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of WorldGate Communications, Inc., for the quarterly period ended March 31, 2009, which this certification accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and information contained in the Form 10-Q for the quarter ended March 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of WorldGate Communications, Inc.

A signed original of this written statement required by Section 906 has been provided to WorldGate and will be retained by WorldGate and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 15, 2009	/s/ Robert Stevanovski
Robert Stevanovski
Interim Chief Executive Officer
(Principal Executive Officer)